Exhibit 99.1

NEWS RELEASE – For Immediately Release

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Cheryl Schneider, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

— Net Income Available to Common Stockholders Increases 40% on a 21% Increase in Revenue for the Quarter —

ST. PETERSBURG, FL – August 8, 2006 – MTS Medication Technologies, Inc. (AMEX:MPP), an international provider of medication compliance packaging systems, today announced its financial results for its fiscal first quarter ended June 30, 2006.

Net Sales for the first quarter increased 21.3% to $11.5 million from $9.5 million in the prior year’s first quarter. Net income available to common stockholders was $381,000, or $.06 per diluted common share, compared with $272,000, or $0.05 per diluted common share in the prior year’s first quarter. Net Sales from consumables increased 13%, net sales associated with prepackaging machines increased 8% and OnDemand® net sales increased 166% compared with the prior year’s first quarter.

Gross margin for the first quarter was 37.4% compared with 38.8% in the prior year’s first quarter. The decrease in gross profit margin percentage resulted primarily from increases in factory overhead costs and increases in direct material costs resulting, in part, from higher oil prices.

SG&A expenses for the first quarter were $2,963,000, or 25.7% of revenue, compared with $2,648,000, or 27.9% of revenue in the prior year’s first quarter. The increase in SG&A expenses was primarily due to costs related to the support of automation products, such as, OnDemand and MedLocker™, as well as general administrative costs incurred at BAF Printers, Ltd. in the United Kingdom, which was acquired during the fourth quarter of fiscal 2006, and therefore, not included in the prior year first quarter financial results.

Todd E. Siegel, President and C.E.O., said, “We are pleased with the results of our first quarter, which included significant growth over the prior year’s first quarter in both revenue and income. Although we have experienced increases in our manufacturing costs, we have been successful in recovering a substantial portion of those increases by adjusting our selling prices, where appropriate, and increasing our penetration of small independent pharmacies who generally buy in smaller quantities, but at higher prices. We sold and installed an OnDemand Express™ system in our first quarter and met our expectations for revenue associated with our MedLocker product line. As we move into the second quarter, we have a backlog of $1.5 million in OnDemand system installations and are optimistic that MedLocker will continue to meet our expectations for this fiscal year.”

Mr. Siegel added, “We are pleased to note that our largest customer recently announced that it will implement a capital expenditure plan that will create regionalized hubs to improve service and delivery to its long-term care customers. We expect that this plan will include a significant investment in automation, which we believe includes our OnDemand family of products.”

Siegel continued, “In February 2006, we acquired BAF Printers, Ltd. in the United Kingdom, and we believe that this acquisition is being efficiently assimilated into our overall UK growth strategy. Our UK operations continue to contribute to our profitability and we believe represents a strong base from which we can further our plans for making our international business an integral part of our growth strategy.”

Siegel concluded, “As we look forward to the balance of this fiscal year, we are optimistic that our strong customer relationships, our automation strategy and our recurring revenue model associated with our consumables will continue to provide strong growth in revenue and income.”

Notice of Conference Call
Management of the Company will host a conference call Tuesday, August 8, 2006 at 11:00 A.M. EDT. To access the conference call, please telephone 800-922-0755 and enter 7673104 for the conference ID number. A digital replay will be available and may be accessed by visiting the Company’s web site at www.mts-mt.com.

About the Company
Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement regarding the potential growth of our core business and incremental revenue from our OnDemand and MedLocker products.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, market acceptance of MedLocker, developments relating to customer initiatives, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS

	June 30, 2006	March 31, 2006

	(Unaudited)

Current Assets:
Cash	$636	$447
Accounts Receivable, Net	6,512	7,148
Inventories, Net	5,442	5,279
Prepaids and Other	536	359
Deferred Tax Asset	1,002	1,277

Total Current Assets	14,128	14,510

Property and Equipment, Net	4,976	5,015
Goodwill	480	480
Other Intangible Assets, Net	455	467
Other Assets, Net	2,533	2,610

Total Assets	$22,572	$23,082

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable and Accrued Liabilities	$5,265	$5,589
Current Maturities of Long-Term Debt	2,625	698
Current Maturities of Related Party Note Payable	313	308

Total Current Liabilities	8,203	6,595

Long-Term Debt, Less Current Maturities	213	2,727
Related Party Note Payable, Less Current Maturities	354	434
Lease Incentive	308	317
Deferred Tax Liability	576	576

Total Liabilities	9,654	10,649

Stockholders' Equity:
Preferred Stock	2	2
Common Stock	60	60
Capital In Excess of Par Value	13,873	13,887
Accumulated Other Comprehensive Income	153	91
Accumulated Deficit	(842)	(1,279)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	12,918	12,433

Total Liabilities and Stockholders' Equity	$22,572	$23,082

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,

	2006	2005

Net Sales	$11,516	$9,496

Costs and Expenses:
Cost of Sales	7,212	5,813
Selling, General and Administrative	2,963	2,648
Depreciation and Amortization	552	436

Total Costs and Expenses	10,727	8,897

Operating Profit	789	599

Other Expenses
Interest Expense	63	90
Amortization of Financing Costs	14	9

Total Other Expenses	77	99

Income Before Taxes	712	500

Income Tax Expense	275	173

Net Income Before Preferred Stock Dividend	437	327

Convertible Preferred Stock Dividends	56	55

Net Income Available to Common Stockholders	$381	$272

Net Income Per Common Share - Basic	$0.06	$0.05

Net Income Per Common Share - Diluted	$0.06	$0.05

Weighted Average Shares Outstanding - Basic	6,018	5,896

Weighted Average Shares Outstanding - Diluted	7,207	7,167

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